Exhibit 99.1

   NORDSON CORPORATION'S SECOND QUARTER SALES, NET INCOME AND EARNINGS ACHIEVE
                                NEW RECORD LEVELS

     WESTLAKE, Ohio, May 24 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced record sales and earnings for the second quarter, which ended May 1, 2005. On a diluted basis, earnings per share for the quarter were $.47 compared with $.46 for the second quarter of 2004.

     Worldwide sales for the second quarter of 2005 reached a record $207.6 million, a 6 percent increase over sales of $196.6 million for the same period of 2004. Volume gains were 3 percent, with the remainder of the increase resulting from currency effects associated with a weaker U.S. dollar.

     Sales volume for the company's Finishing Systems segment increased by 17 percent and volume for its Advanced Technology segment was up 2 percent. Sales volume for the company's Adhesive Dispensing segment was flat relative to a year ago.

     On a geographic basis, second quarter sales volume was up 11 percent in the United States and 3 percent in the Americas. Sales volume decreased 1 percent and 8 percent in Europe and Japan respectively, while volume was up 5 percent in the Asia Pacific Region.

     Backlog at the end of the second quarter was approximately $95 million, up $16 million from the beginning of the fiscal year calculated at constant exchange rates.

     For the first half of 2005, sales were a record $397.8 million, an 8 percent increase over the same period of the prior year. Sales volume increased 5 percent with favorable currency effects accounting for the balance. Year-to-date earnings per share on a diluted basis were $.86, also a record, compared with $.73 for the same period last year.

     "Strong performance in the United States helped mitigate the effect of a softening business environment in both Europe and Japan. Although the performance of our Adhesive System businesses was adversely impacted by the business climate in these regions, we are encouraged with the continued strong pace of order activity in the United States, especially within our Advanced Technology segment," said Edward P. Campbell, Nordson Chairman and Chief Executive Officer.

     "We continue to expect sales volume growth for the fiscal year, exclusive of acquisitions, to be in the four percent to five percent range," Campbell added.

     Nordson will broadcast its second-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Wednesday, May 25, 2005, at 8:30 a.m. EDT. For those unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at (440) 414-5344.

     Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

     Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has 3,500 employees worldwide, and direct operations and sales support offices in 30 countries.

     A summary of sales, income and earnings is presented in the attached tables.

     Contact: Derrick Johnson, Director, Corporate Communications
     Phone:   (440) 414-5639
     E-mail:  djohnson@nordson.com

     SECOND QUARTER PERIOD                      NORDSON CORPORATION
     Period Ending May 1, 2005                  FINANCIAL HIGHLIGHTS
     (Unaudited)                         (Dollars in thousands except for
                                                per-share amounts)

CONSOLIDATED STATEMENT OF INCOME

                                           Second Quarter               Year-to-Date
                                      ------------------------    -------------------------
                                         2005          2004          2005          2004
                                      ----------    ----------    ----------    -----------
Net sales                             $  207,623    $  196,602    $  397,789    $  367,242
Cost of sales                             92,068        83,976       175,693       161,743
Selling & administrative expenses         87,377        84,499       170,168       159,232
Operating profit                          28,178        28,127        51,928        46,267
Interest expense - net                    (3,032)       (3,408)       (5,982)       (7,223)
Other income - net                           747           166         1,230           265
Income before income taxes                25,893        24,885        47,176        39,309
Income taxes                               8,415         8,212        15,332        12,972
Net income                            $   17,478    $   16,673    $   31,844    $   26,337

Return on sales                                8%            8%            8%            7%
Return on average shareholders'
 equity                                       16%           19%           15%           16%

Average common shares outstanding
 (000's)                                  36,320        35,372        36,273        34,970
Average common shares and
 common share equivalents (000's)         37,146        36,475        37,173        36,053

Per share:

Basic earnings                        $      .48    $      .47    $      .88    $      .75
Diluted earnings                      $      .47    $      .46    $      .86    $      .73

Dividends paid                        $      .16    $      .16    $      .32    $      .31

CONSOLIDATED BALANCE SHEET
                                                  May 1,     October 31
                                                   2005         2004
                                                ----------   ----------
Cash and marketable securities                  $   95,172   $   60,579
Receivables                                        163,698      175,013
Inventories                                         87,289       85,330
Other current assets                                45,136       43,350
   Total current assets                            391,295      364,272

Property, plant & equipment - net                  113,123      111,607
Other assets                                       364,504      364,669

                                                $  868,922   $  840,548

Notes payable and debt due within one year      $   27,834   $   27,591
Accounts payable and accrued liabilities           158,689      169,319
   Total current liabilities                       186,523      196,910

Long-term debt                                     147,468      148,033
Other liabilities                                  102,831       92,272
Total shareholders' equity                         432,100      403,333

                                                $  868,922   $  840,548

Other information:

Employees                                            3,555        3,544
Common shares outstanding (000's)                   36,475       36,279

     SECOND QUARTER PERIOD                      NORDSON CORPORATION
     Period Ending May 1, 2005                  FINANCIAL HIGHLIGHTS
     (Unaudited)                               (Dollars in thousands)

                                           Second Quarter               % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY BUSINESS SEGMENT                2005         2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
Adhesive dispensing &
 nonwoven fiber systems               $  125,933   $  121,797          0.2%         3.2%         3.4%
Finishing & coating systems               34,856       29,140         16.7%         2.9%        19.6%
Advanced technology systems               46,834       45,665          1.8%         0.8%         2.6%

Total sales by business segment       $  207,623   $  196,602          3.0%         2.6%         5.6%

                                            Year-to-Date                 % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY BUSINESS SEGMENT                2005         2004        Volume      Currency       Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
Adhesive dispensing &
 nonwoven fiber systems               $  240,895   $  227,898          1.9%         3.8%         5.7%
Finishing & coating systems               68,544       58,340         14.4%         3.1%        17.5%
Advanced technology systems               88,350       81,004          8.0%         1.1%         9.1%

Total sales by business segment       $  397,789   $  367,242          5.2%         3.1%         8.3%

                                           Second Quarter             Year-to-Date
                                      -----------------------   -----------------------
OPERATING PROFIT BY BUSINESS SEGMENT     2005         2004         2005         2004
------------------------------------  ----------   ----------   ----------   ----------
Adhesive dispensing & nonwoven fiber
 systems                              $   24,174   $   24,867   $   42,517   $   39,669
Finishing & coating systems                  267         (866)         962         (297)
Advanced technology systems                9,482       10,893       16,344       15,892
Corporate                                 (5,745)      (6,767)      (7,895)      (8,997)

Total operating profit by business
 segment                              $   28,178   $   28,127   $   51,928   $   46,267

                                           Second Quarter               % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY GEOGRAPHIC REGION               2005         2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
United States                         $   71,651   $   64,433         11.2%           -         11.2%
Americas                                  13,630       12,856          3.1%         2.9%         6.0%
Europe                                    76,574       73,925         -1.5%         5.1%         3.6%
Japan                                     20,295       21,564         -8.1%         2.2%        -5.9%
Asia Pacific                              25,473       23,824          4.9%         2.0%         6.9%

Total Sales by Geographic Region      $  207,623   $  196,602          3.0%         2.6%         5.6%

                                            Year-to-Date                 % Growth over 2004
                                      -----------------------   ------------------------------------
SALES BY GEOGRAPHIC REGION               2005         2004        Volume      Currency      Total
-----------------------------------   ----------   ----------   ----------   ----------   ----------
United States                         $  131,936   $  122,346          7.8%           -          7.8%
Americas                                  28,184       22,332         22.9%         3.3%        26.2%
Europe                                   147,402      139,800         -1.0%         6.4%         5.4%
Japan                                     41,764       39,636          2.9%         2.5%         5.4%
Asia Pacific                              48,503       43,128         10.9%         1.6%        12.5%

Total Sales by Geographic Region      $  397,789   $  367,242          5.2%         3.1%         8.3%

                                           Second Quarter           Year-to-Date
                                      -----------------------   -----------------------
SELECTED SUPPLEMENTAL INFORMATION        2005         2004         2005         2004
-----------------------------------   ----------   ----------   ----------   ----------
Depreciation and amortization         $    6,395   $    6,734   $   12,782   $   13,794
Capital expenditures                  $    5,195   $    2,369   $    8,331   $    4,873
Dividends paid                        $    5,814   $    5,451   $   11,614   $   10,802

SOURCE  Nordson Corporation
     -0-                             05/24/2005
     /CONTACT: Derrick Johnson, Director, Corporate Communications of Nordson Corporation, +1-440-414-5639, or djohnson@nordson.com /
     /Web site:  http://www.nordson.com /